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                                                                EXHIBIT 10.47



             AMENDED AND RESTATED AGREEMENT REGARDING CLAIM RIGHTS


         THIS AMENDED AND RESTATED AGREEMENT REGARDING CLAIM RIGHTS (this "Agreement")is entered into as of July 3, 1996, and is by and between DENNIS BURNS ("Employee") and GARGOYLES, INC., a Washington corporation, and CONQUEST SPORTS, INC., (formerly "PRO-TEC")a Washington corporation, which are together referred to herein as "Employer",and amends and restates the Agreement Regarding Claim Rights entered into as of February 1, 1995, between Employee and Employer (the "Original Agreement").


                                    RECITALS

         A. WHEREAS, Employee was employed by Employer for many years in numerous capacities, including President and Chief Executive Officer; and

         B. WHEREAS, Employer agreed to reward Employee for services performed for Employer and to encourage Employee to continue to perform services for Employer, including but not limited to management of that certain pending action against the U.S. Army for patent infringement brought in the United States Court of Federal Claims, Cause Number 342-88C, filed September 30, 1994, hereinafter referred to as the "Army Claim"; and

         C. WHEREAS, Employee has a personal interest in the claim due to his involvement in the development of the patents and his long-standing affiliation with Employer;

         D. WHEREAS, Employee and Employer entered into the Original Agreement and now wish to amend and restate it in its entirety to read as set forth in this Agreement.

         Now, therefore, in consideration of the premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

         1. LEGAL TITLE TO ARMY CLAIM. The Army Claim shall continue to be pursued in the name of Employer as the party in interest thereto, although Employee will be identified, along with Employer, as a real party in interest to that litigation.

         2. BENEFICIAL INTEREST WITH RESPECT TO ARMY CLAIM PROCEEDS. Proceeds, if any, received as a result of the Army Claim shall be paid as follows:

                 2.1 Any award or settlement amount payable as a result of the Army Claim shall be the property of Employee effective upon payment of a final judgment, subject to paragraph 2.2 below. Although such amounts may be made payable to Employer as the party in interest in the lawsuit, it is the understanding of the
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parties to this Agreement that any and all such amounts received by Employer shall be in its capacity as agent for Employee. Employer shall pay over any such amounts so received to Employee, or his assigns, immediately upon receipt thereof, in the manner directed by Employee or his assigns under this Agreement. Under no circumstances shall Employer be entitled to the benefit of such amounts.

                 2.2 In the event that the Army is required or agrees to pay additional amounts over and above any lump sum for patent infringement as a royalty for the use of the patents in issue after the date of a final judicial decision or settlement as to patent infringement, Employer shall be entitled to and shall receive such amounts in its own name and not as an agent for Employee.

         3. CHARACTER AND VALUE OF RECEIPT OF RIGHTS. It is the intent of the parties to this Agreement that the receipt of rights hereunder shall constitute current compensation to Employee as of the date hereof. The parties agree that based on all the outstanding evidence at the time of execution of the Original Agreement, the net current fair market value of the rights is One Hundred Thousand Dollars ($100,000). Employee agrees to include this amount in his income for federal income tax purposes consistent with provisions of the Internal Revenue Code.

         4. CLAIM MANAGEMENT/CONSULTANT. Employee shall have the right and obligation to act as consultant and manager on pursuit of the Army Claim; provided that Employer shall be liable for all legal fees and costs related to the Army Claim incurred through March 24, 1995, and Employee shall be liable for legal fees and costs incurred after March 24, 1995. The decisions related to the Army claim, including the terms of any settlement, shall be made by Employee subject to the approval of Employer, which approval shall not unreasonably be withheld.

         5. EMPLOYER COOPERATION. Employer agrees to make such information and personnel available to Employee as may be reasonably necessary in Employee's judgment to adequately pursue and manage the Army Claim.

         6. ASSIGNMENT. The right to receive proceeds by Employee hereunder shall not be assignable until payment of a final judgment. At that time, and at any time thereafter, Employee may assign the right to payment under this contract subject to the approval of Employer, which approval shall not be unreasonably withheld.

         7. CONFIDENTIALITY. It is the intent of the parties that this agreement and all of the terms hereof remain confidential. Accordingly, the parties agree that the terms of this Agreement




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shall not be disclosed or communicated to any other person, entity or governmental authority without the prior written agreement of all of the parties hereto except as required by law. Without limiting the foregoing, the parties agree that copies of this Agreement shall not be released or disclosed to any person, entity or governmental authority without the prior written consent of all of the parties hereto except as required by law and that the parties shall each take all reasonable steps to ensure the continuing confidentiality of this Agreement.

         10. ARBITRATION AND ATTORNEYS FEES. Any disputes arising from or relating to this Agreement shall be submitted to binding arbitration with Judicial Arbitration and Mediation Services ("JAMS") in Seattle, Washington.
In the event the parties cannot agree upon an arbitrator at JAMS, the parties shall each select one arbitrator at JAMS, who shall then jointly select a third JAMS arbitrator to serve as the sole arbitrator. The prevailing party in any such arbitration shall be entitled to recover their reasonable attorneys fees and costs incurred in the arbitration proceeding.

         11.     MISCELLANEOUS.

                 11.1 Governing Law. This Agreement shall be governed by the internal law of the State of Washington as to all matters, including but not limited to matters of validity, construction, effect and performance.

                 11.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GARGOYLES, INC.,
a Washington corporation


By  /s/  STEVEN R. KINGMA                   /s/  DENNIS BURNS
  -----------------------------             ---------------------------
         Steven R. Kingma                   Dennis Burns
  -----------------------------
  Its    VP-CFO
     --------------------------

CONQUEST SPORTS, INC.,
a Washington corporation
 (formerly PRO-TEC, INC.)

By  /s/  STEVEN R. KINGMA
  -----------------------------
         Steven R. Kingma
  -----------------------------
  Its    VP-CFO
     --------------------------





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